THE GLENMEDE FUND, INC.
Registration No. 811-5577
FORM N-SAR
Semi-Annual Period Ended April 30, 2017


SUB-ITEM 77C: Submission of matters to a vote of security holders.

	Pursuant to a Consent of Sole Shareholder of the Equity Income Portfolio dated
December 21, 2016, The Glenmede
Corporation, as sole shareholder, approved the following matter with regards to the Equity Income Portfolio: the form, terms and provisions of the Investment Advisory
Agreement between The Glenmede Fund,
Inc. and Glenmede Investment Management
LP.